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                                                                     Exhibit 4.1

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THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN
THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                    Right to Purchase Shares of Common Stock

Date: October 18, 1999

                                 NETGENICS, INC.
                             STOCK PURCHASE WARRANT

         FOR VALUE RECEIVED, NETGENICS, INC., a Delaware corporation (the "Company"), hereby grants, subject to the terms set forth below, INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM" and each of its successors and assigns, a "Holder"), a warrant (this "Warrant") to purchase the Warrant Shares at the Purchase Price (as such terms are defined below):

         1. Certain Definitions. This Warrant is granted pursuant to and in consideration of that certain Technical Services Agreement, of even date herewith (the "Services Agreement"), among the Company and IBM. In addition to the terms defined throughout this Warrant, the following terms shall have the following meanings:

         (a) "Acquisition Transaction" shall mean (i) the sale, lease or other transfer, in one or a series of transactions, of all or substantially all of the Company's assets to any person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (a "Group"), or (ii) the consummation of any transaction or series of transactions the result of which is that any person or Group beneficially owns, directly or indirectly, 50% or more of the voting power of the voting stock of the Company, provided, that transfers of assets of the Company to any Affiliate shall not constitute an Acquisition Transaction (subject to Section 5(b) below).

         (b) "Affiliate" shall mean any entity directly or indirectly controlled by, controlling or under common control with another entity.

         (c) "Base Warrant Purchase Price" shall mean $5.00 per share of Common Stock with respect to the Base Warrant Shares.

         (d)  "Base Warrant Shares" shall mean 150,000 shares of Common Stock.

         (e)  "Common Stock" shall mean the common shares of the Company.



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         (f) "Conversion Election" shall mean a writing delivered by IBM to the
Company evidencing IBM's election to convert the Services Converted Fee Amount into the Services Fee Warrant Shares.

         (g) "Dilutive IPO" shall mean an IPO in which the per share offering price is less than $3.00.

         (h) "IPO" shall mean a bona fide public offering and sale of Common Stock pursuant to a registration statement filed under the Securities Act of 1933 and declared effective by the U.S. Securities and Exchange Commission.

         (i) "Piggyback Registration Right" shall mean a right of the Holder under Section 7(a)(i) and (ii) hereof.

         (j) "Purchase Price" shall mean the Base Warrant Purchase Price with respect to the Base Warrant Shares and the Services Fee Warrant Purchase Price with respect to the Services Fee Warrant Shares, respectively.

         (k) "Registrable Securities" shall mean the Warrant Shares issued or issuable with respect to the Warrant.

         (l) "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with the registration provisions of
Section 7 herein, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all printing expenses; (iii) all fees and disbursements of counsel for the Company; and (iv) all fees and disbursements of accountants of the Company, but excluding (i) underwriter's discounts relating to securities sold by the Selling Holder; (ii) Commission and state securities laws filing fees relating to securities sold by the Selling Holder; (iii) filings made with the NASD and counsel fees in connection therewith; and (iv) fees and disbursements of counsel for the Selling Holder.

         (m) "Services Agreement" shall mean the Technical Services Agreement, of even date herewith, between the Company and IBM.

         (n) "Services Converted Fee Amount" shall mean one-third of the Services Outstanding Fee Amount.

         (o) "Services Fee Warrant Purchase Price" shall mean $2.00 per share of Common Stock with respect to the Services Fee Warrant Shares.

         (p) "Services Fee Warrant Shares" shall mean that number of shares of Common Stock equal to the Services Converted Fee Amount divided by $1.

         (q) "Services Post-Conversion Fee Amount" shall mean (A) the Services Outstanding Fee Amount, minus (B)(1) the Services Converted Fee Amount plus (2) the dollar value of the services performed by the Company under the Services Agreement (as determined pursuant to


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the Services Agreement and as mutually agreed to by IBM and the Company)
subsequent to the date on which the Conversion Election is delivered by IBM.

         (r) "Services Outstanding Fee Amount" shall mean the Services Total Fee Amount minus the dollar value of the services performed by the Company under the Services Agreement (as determined pursuant to the Services Agreement and as mutually agreed to by IBM and the Company) at any point in time.

         (s)  "Services Total Fee Amount" shall mean $2,000,000.

         (t) "Warrant Shares" shall mean the Base Warrant Shares and the Services Fee Warrant Shares, as may be adjusted from time to time pursuant to
Section 3 hereof.

         2. Exercise and Expiration of Warrant.

         (a) This Warrant is immediately exercisable, at any time or from time to time on or after the date of initial issuance of this Warrant and shall expire upon the earlier of the fifth anniversary of (i) the closing of an Acquisition Transaction, or (ii) the closing of an IPO (such periods, the "Exercise Period"), PROVIDED, that this Warrant shall only become effective with respect to the Services Fee Warrant Shares upon the delivery of the Conversion Election by IBM to the Company (it being understood and agreed that IBM may only deliver one Conversion Election to the Company, unless otherwise agreed to by IBM and the Company).

         (b) This Warrant may be exercised during the Exercise Period by the Holder, in whole or in part, (i) by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise, (ii) if the Holder is effectuating a Cashless Exercise (as defined in Section 14(a) hereof) pursuant to Section 14(a) hereof, by delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement (attached hereto), or (iii) with respect to the Services Fee Warrant Shares, by IBM electing to apply the Services Post-Conversion Fee Amount toward the Services Fee Warrant Purchase Price.

         (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(b) above.

         (d) As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder (i) a certificate or certificates for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 6 hereof; and (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for by the



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terms of this Warrant minus the number of such shares purchased by the Holder upon such exercise. In the event IBM has delivered a Conversion Election to the Company prior to such exercise, the new warrant or warrants shall specify the number of new Warrant Shares that constitute Base Warrant Shares and Services Fee Warrant Shares.

         3.   Adjustments.

         (a) General. The Purchase Price shall be subject to adjustment from time to time pursuant to the terms of this Section 3.

         (b)  Diluting Issuances.

                  (i) Special Definitions. For purposes of this Section 3(b), the following definitions shall apply: (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities; (B) "Conversion Date" shall mean the first day of the Exercise Period; (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock; (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 3(b)(iii) below, deemed to be issued) by the Company after the Conversion Date other than (i) shares of Common Stock issued upon exercise of the Warrants, (ii) shares of Common Stock issued upon conversion of the preferred stock or warrants outstanding as of the date hereof, (iii) up to an additional 4,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends and other adjustments to the Company's Common Stock) issued before or after the date hereof to employees, officers, directors or other persons performing services for the Company pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by the Board of Directors of the Company, (iv) the sale of convertible or other securities of the Company (not to exceed a total investment of $15,000,000) within nine months after the date hereof, or (v) shares of Common Stock issued in an IPO at a price per share in excess of the Services Fee Warrant Purchase Price.

                  (ii) No Adjustment of Purchase Price. No adjustments to the Purchase Price under this Section 3 shall be made unless the consideration per share (determined pursuant to Section 3(b)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Purchase Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                  (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Conversion Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have



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been fixed, as of the close of business on such record date, provided that
Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(b)(v) hereof) of such Additional Shares of Common Stock would be less than the Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) No further adjustment in the Purchase Price shall
be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) If such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, upon the exercise, conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C) Upon the expiration or termination of any
unexercised Option, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price;

                           (D) In the event of any change in the number of
shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such Purchase Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                           (E) No readjustment pursuant to Clause (B) or (D)
above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or
(ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                  (iv) Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Conversion Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(b)(iii), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in Section 3(c)), without consideration or for a consideration per share less than the Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, such Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase



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Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 3(b)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of Section 3(b)(i)(D)), and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                  (v) Determination of Consideration. For purposes of this
Section 3(b), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) Cash and Property: Such consideration shall (I)
insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B) Options and Convertible Securities. The
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(b)(iii), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (vi) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of capital stock, and such issuance dates occur within a period of no more than 60 days, then the



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Purchase Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance (but not later than ten days prior to the end of the Exercise Period) and to give effect to all such issuances as if they occurred on the date of the final such issuance.

          (c) Recapitalizations. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (d) Mergers, etc. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a subdivision or combination as provided for in Section 3(c) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (e) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (f) Certificate of Adjustment. When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.



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          (g) Adjustments for Non-Stock Dividends and Distributions. In the
event that the Company shall issue or pay to holders of Common Stock a dividend or other distribution payable other than in securities of the Company, then and in each such event provision shall he made so that Holder shall receive upon exercise of this Warrant, in addition to the Warrant Shares issued upon exercise, the dividend or other distribution which Holder would have received if it had been the holder of such Warrant Shares at the time of such dividend or other distribution.

         (h)  Other Notices.  In case at any time:

                (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i),
(ii), (iii) and (iv) above.

           (i) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 3 but not expressly provided for by such provisions, the Company will give notice of such event , and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.



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         (j) Special Exclusive Adjustment for Services Fee Warrant Shares in the
Event of a Dilutive IPO. In the event that IBM has delivered a Conversion Election prior to the date on which the Company completes a Dilutive IPO, then upon the closing of the Dilutive IPO (i) the number of Services Fee Warrant Shares shall be adjusted by multiplying the Services Fee Warrant Shares by a fraction, the numerator of which is 3 and the denominator of which is the per share offering price in the Dilutive IPO, and (ii) the Services Fee Warrant Purchase Price shall be adjusted by multiplying the Services Fee Warrant
Purchase Price by a fraction, the numerator of which is the per share offering price in the Dilutive IPO and the denominator of which is 3. It is understood and agreed that this adjustment to the Services Fee Warrant Shares and the Services Fee Warrant Purchase Price shall be the exclusive adjustment to such shares and such price in the event of a Dilutive IPO, notwithstanding the other provisions of this Section 3.


         4. Acquisition Transaction. If the Company undertakes an Acquisition Transaction then, simultaneously with and as a condition to the Acquisition Transaction, the Company shall, at the Company's election, either (i) cause the Company Acquiror (as defined below) to assume this Warrant and cause provision to be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the Warrant Shares, whereupon the Company shall be released from this Warrant, or (ii) cause the Company Acquiror to pay the Warrant Value (as defined below) to the Holder upon consummation of the Acquisition Transaction. If this Warrant becomes exercisable by reason of an Acquisition Transaction and the Company does not cause the Company Acquiror to pay the Warrant Value to the Holder, this Warrant shall remain outstanding in accordance with its terms and all references herein to the "Company" shall thereafter be deemed to apply to the Company Acquiror and all references herein to the "Warrant Shares" shall thereafter be deemed to apply to the common stock of the Company Acquiror. "Company Acquiror" shall mean the Company or other entity, as applicable, surviving the Acquisition Transaction. In the event of the consummation of any transaction or series of transactions the result of which is that any person or Group beneficially owns, directly or indirectly, 50% or more of the voting power of the voting stock of the Company (such transaction or transactions, a "Stock Acquisition"), "Warrant Value" shall mean the value of this Warrant calculated as if the Holder had exercised this Warrant at such time pursuant to Section 14(a) hereof with the Market Price equal to the per share consideration paid in the Stock Acquisition. Otherwise, "Warrant Value" shall mean the fair market value of this Warrant immediately prior to the closing of the Acquisition Transaction, as determined by an investment banking firm of established national reputation selected by the Holder and stated in a written opinion delivered to the Company and the Holder. The fees and expenses of such investment banking firm shall be shared equally by the Company and the Holder and its determination of the Warrant Value shall be conclusive and binding on all parties in the absence of fraud or manifest error.

         5.   Acquisition or IPO by Affiliate.

         (a) IPO by Affiliate. If, prior to an IPO, the Company transfers all or substantially all of its assets to any Affiliate and the Affiliate subsequently undertakes a transaction which would constitute an IPO (an "Affiliate IPO") if undertaken by the Company, then, simultaneously with



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and as a condition to the Affiliate IPO, the Affiliate shall assume this
Warrant, provision shall be made so that the Holder shall be entitled to receive, upon exercise of this Warrant, shares of stock or other securities or property of the Affiliate to which it is entitled under this Warrant, and the Company shall be released from this Warrant.

          (b) Acquisition by Affiliate. If, prior to an Acquisition Transaction, the Company transfers all or substantially all of its assets to an Affiliate and the Affiliate subsequently undertakes a transaction which would constitute an Acquisition Transaction (an "Affiliate Acquisition") if undertaken by the Company, then, simultaneously with and as a condition to the Affiliate Acquisition, the Company shall, at the Company's election, either (i) cause the Affiliate Acquiror (as defined below) to assume this Warrant and cause provision to be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the Warrant Shares, whereupon the Company shall be released from this Warrant, or (ii) cause the Affiliate Acquiror to pay the Warrant Value (as defined above, except that references to Acquisition Transaction shall mean Affiliate Acquisition) to the Holder upon consummation of the Affiliate Acquisition. If this Warrant becomes exercisable by reason of a Affiliate Acquisition and the Affiliate does not cause the Affiliate Acquiror to pay the Warrant Value to the Holder, this Warrant shall remain outstanding in accordance with its terms and all references herein to the "Company" shall thereafter be deemed to apply to the Affiliate Acquiror and all references herein to the "Warrant Shares" shall thereafter be deemed to apply to the common stock of the Affiliate Acquiror. "Affiliate Acquiror" shall mean the Affiliate or other entity, as applicable, surviving the Affiliate Acquisition.

         6. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as determined in good faith by the Company's Board of Directors.

         7.  Registration Rights.

         (a)  Piggyback Registration

                  (i) Participation - IPO. If the Company elects to file a registration statement under the Securities Act in connection with an IPO, the Company shall give written notice thereof to the Holder at least twenty business days before filing. The Holder shall have the right to participate in the IPO on a pro rata basis with any other holders entitled to participate in such offering upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to exercise such Piggyback Registration Right, subject to Section 7(a)(iii), the Company shall include in such registration statement such number of shares of Registrable Securities equal to the same percentage of the total number of Registrable Securities issuable upon exercise of the Warrant as the number of shares of the other holders' Common Stock to be registered bears to such other holders' aggregate ownership of Common Stock. Such Registrable Securities shall be included in the underwriting for the IPO on the same terms and conditions as the securities otherwise being sold in such offering.



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                  (ii) Participation - Other Offerings. If the Company elects to file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering after the IPO (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall give written notice thereof to the Holder at least twenty business days before filing. The Holder shall have a Piggyback Registration Right to participate in such offering on a pro rata basis with the Company and any other Holders upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to exercise such Piggyback Registration
Right, subject to Section 7(a)(iii), the Company shall include in such registration statement such number of shares of Registrable Securities equal to the percentage of the total number of Warrant Shares held by the Holder multiplied by the number of shares proposed to be registered in the offering. Such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

                  (iii) Underwriter's Cutback. If, in the opinion of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any other Common Stock required to be included pursuant to any demand registration right granted to such other Holder of Common Stock shall be included, and (3) third Registrable Securities and any other Common Stock requested to be included, on a pro rata basis, shall be included.

                  (iv) Registrant Controls. The Company may decline to file a Registration Statement after giving notice to any Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify each Holder of Registrable Securities in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by such Holder of Registrable Securities or otherwise in connection with such withdrawn Registration Statement.

                  (vi) Underwriting Agreement. In connection with any registration under this Section 7(a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Holder accepts the terms of the underwriting as determined by the underwriters selected by the Company (provided that such terms must be consistent with this Agreement and provided, further, that any inability of the Holder to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration).

         (b)  Indemnification.

                  (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless any Holder of Registrable Securities which has included Registrable Securities in



                                       11
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a registration statement, its officers, directors and agents and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder of the Registrable Securities or on such Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder of such Registrable Securities provided in this Section 7(b).

               (ii) Indemnification by the Holder of Registrable Securities. The Holder of Registrable Securities, to the extent it is selling Registrable Securities ("Selling Holder"), agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to information furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) which contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading . In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling Person shall have the rights and duties given to such Selling Holder, by the preceding subsection. The Selling Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Company provided in the preceding subsection.



                                       12
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         (c) Contribution. If the indemnification provided for in Section 7(b)
hereof is unavailable to the Company, the Selling Holder or the underwriters in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Company and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the



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meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d)  Registration Expenses.

                  (i) Piggyback Registrations. The Company shall bear all Registration Expenses incurred in connection with Piggyback Registrations.

                  (ii) Expenses of Registrant. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

         8.   Assignment of Registration Rights.

         The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Holder to any transferee of all or any portion of the Warrant or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Warrant.

         9.   Representations.

         (a) By the Holder. By accepting this Warrant, the Holder hereof represents that this Warrant is acquired for the Holder's own account for investment purposes and not with a view to any offering or distribution and that the Holder has no present intention of selling or otherwise disposing of the Warrant or any portion hereof or the underlying shares of Common Stock in violation of applicable securities laws.

         (b)  By the Company.

                  (i) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.



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                  (ii) The Company represents and warrants that as of the date hereof, it has outstanding 28,569,839 shares of Common Stock, calculated on a fully diluted basis, giving effect to the conversion of all options, warrants, rights and other securities convertible into, or exchangeable for, Common Stock.

         10. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

           (b) Authorization of Shares. During the Exercise Period, the Company shall at all times have authorized a sufficient number of shares of Common Stock, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant.

           (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

           (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

           (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the



                                       15
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Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the
Holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

         (g) No Integrated Offerings. The Company shall not make any offers or sales of any security under circumstances that would require registration, or qualification of the distribution, of the Warrant under the Securities Act or cause the issuance of this Warrant to be integrated with any other offering of securities by the Company for purposes of the Securities Act.

         11.  Transfer,  Exchange, Redemption  and  Replacement of Warrant.

           (a) Transferability. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 12 below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 12 below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

           (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

           (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 11, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrant pursuant to this Section 11. The Company shall indemnify and reimburse the Holder of this Warrant for all costs and expenses (including legal fees) incurred by such Holder in connection with the enforcement of its rights hereunder.

           (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof),



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a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and
(iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         12. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

                  NetGenics, Inc.
                  1717 East Ninth Street
                  Cleveland, OH 44114

If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice given in accordance with this Section 12.

         13. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York. The Company irrevocably consents to the exclusive jurisdiction of the United States federal courts and state courts located in the State of New York in the County of Westchester in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.



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Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     14.  Miscellaneous.

         (a) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised at any time during the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. "Market Price," as of any date, means the following: (i) the average of the closing sale prices for the shares of Common Stock as reported on the principal trading market for the Common Stock for the five (5) consecutive trading days immediately preceding such date, or if no sale price is so reported for such period, the last bid price for such period, or (ii) if the foregoing does not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security on the last trading day immediately preceding such date, or if no sale price is so reported for such security, the average of the last bid and ask price for such security on the last trading day immediately preceding such date,, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Company.

         (b) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

         (c) U.S. Dollars. All references in this Warrant to "dollars" or "$" shall mean the U.S. dollar.

         (d) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (e) Business Day. For purposes of this Warrant, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.



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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

NETGENICS, INC.


By: /S/ MANUEL J. GLYNIAS
    ---------------------
    Name:  Manuel J. Glynias
    Title:  President and Chief Executive Officer

WITNESS:_/S/ ELIZABETH SUMP-KLEINHENZ
-------------------------------------



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                           FORM OF EXERCISE AGREEMENT
                           --------------------------

         (To be Executed by the Holder in order to Exercise the Warrant)

To:      Netgenic, Inc.
         1717 East Ninth Street
         Cleveland, OH 44114

         The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of Netgenics, Inc. (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

      (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144 is unavailable:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

      (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:



Dated:
      -----------------

----------------------------
     Signature of Holder

-------------------------------------
     Name of Holder (Print)

Address:

-------------------------------------

-------------------------------------

-------------------------------------



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                               FORM OF ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee         Address                  No of Shares






, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in- fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:
       ---------------------, ----

In the presence of

------------------
Name:

Signature:
           -----------------------

Title of Signing Officer or Agent (if any):
                                           ------------------------

Address:
         --------------------
         --------------------

Note: The above signature should correspond exactly with the name on the face of the within Warrant.



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